Exhibit 10.6

JELD-WEN Holding, Inc.

AMENDED AND RESTATED STOCK INCENTIVE PLAN

[As amended May 31, 2016]

I.	PURPOSE AND DEFINITIONS

A.	PURPOSE OF THE PLAN

The Plan is intended to encourage ownership of Shares by Eligible Employees and Key Non-Employees in order to attract and retain such Eligible Employees in the employ of the Company or an Affiliate, or to attract such Key Non-Employees to provide services to the Company or an Affiliate, and to provide additional incentive for such persons to promote the success of the Company or an Affiliate.

B.	DEFINITIONS

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in the Plan, have the following meanings:

1.	Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

2.	Award Agreement means an agreement between the Company and a Participant executed and delivered pursuant to the Plan.

3.	Awards mean Options and Stock Awards.

4.	Board means the Compensation Committee if it has been delegated authority to act under the Plan by the Board of Directors of the Company, or if there is no empowered Compensation Committee, the Board of Directors of the Company.

5.	Code means the Internal Revenue Code of 1986, as amended.

6.

Committee means the Compensation Committee if it has been delegated authority to act under the Plan by the Board of Directors of the Company, or any other committee to which the Board delegates the power to act under or pursuant to the provisions of the Plan, or the Board if no committee is selected; provided, however, that for the avoidance of doubt the members of the Committee shall be directors of the Company. If the Board delegates powers to a committee, and if the Company is or becomes subject to Section 16 of the Exchange Act, then, if necessary for compliance therewith, such committee shall consist of not less than two (2) members of the Board, each member of which must be a “non-employee director,” within the meaning of the applicable rules promulgated pursuant to the Exchange Act. If the Company is or becomes subject to Section 16 of the Exchange Act, no member of the Committee shall receive any Award pursuant to the Plan or any similar plan of the Company or any Affiliate while serving on the Committee unless the Board determines that the grant of such an Award satisfies the then current Rule 16b-3 requirements under the Exchange Act. Notwithstanding anything herein to the contrary, if the Company is a “publicly held corporation,” as such term is defined under Section 162(m) of the Code and the Board determines that it is desirable in order for compensation recognized by Participants pursuant to the Plan to be fully deductible to the Company for federal income tax purposes, each member of the Committee also shall be an “outside director” (as defined in regulations or other guidance issued by the Internal Revenue Service under Code Section 162(m)).

7.	Company Sale has the meaning set forth in the Shareholders Agreement.

8.	Compensation Committee means the Compensation Committee of the Board of Directors of the Company.

9.	Common Stock means the Company’s Common Stock.

10.	Class B-1 Common Stock means the Company’s Class B-1 Common Stock.

11.	Company means JELD-WEN Holding, Inc., a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed, or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

12.	Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

13.	Eligible Employee means an employee of the Company or of an Affiliate (including, without limitation, an employee who also is serving as an officer or director of the Company or of an Affiliate), designated by the Board or the Committee as being eligible to be granted one or more Awards under the Plan.

14.	Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

15.

Fair Market Value means, if the Shares are listed on any national securities exchange, the closing sales price, if any, on the largest such exchange on the valuation date, or, if none, on the most recent trade date immediately prior to the valuation date provided such trade date is no more than thirty (30) days prior to the valuation date. If the Shares are not then listed on any such exchange, the fair market value of such Shares shall be the closing sales price if such is reported, or otherwise the mean between the closing “Bid” and the closing “Ask” prices, if any, as reported in the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) for the valuation date, or if none, on the most recent trade date immediately prior to the valuation date provided such trade date is no more than thirty (30) days prior to the valuation date. If the Shares are not then either listed on any such exchange or quoted in NASDAQ, or there has been no trade date within such thirty (30) day period, the fair market value shall be the mean between the average of the “Bid” and the average of the “Ask” prices, if any, as reported by the Electronic Quotation Service or Pink Sheets LLC (or such equivalent reporting service) for the valuation date, or, if none, for the most recent trade date immediately prior to the valuation date provided such trade date is no more than thirty (30) days prior to the valuation date. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Committee or under procedures specified or approved by the Committee. Without limiting the foregoing sentence, such procedures may provide that a determination of Fair Market Value shall be made periodically (such as at the end of every year or every quarter) following receipt of an independent appraisal and that such determination of Fair Market Value shall continue to apply for purposes of the Plan until a new determination of Fair Market Value is made in accordance with the procedures.

16.	Incentive Option means an Option which, when granted, is intended to be an “incentive stock option,” as defined in Section 422 of the Code.

17.	Key Non-Employee means a non-employee director, consultant, or independent contractor of the Company or of an Affiliate who is designated by the Board or the Committee as being eligible to be granted one or more Awards under the Plan. For purposes of the Plan, a non-employee director shall be deemed to include the employer or other designee of such non-employee director, if the non-employee director is required, as a condition of his or her employment, to provide that any Award granted hereunder be made to the employer or other designee.

18.	Nonstatutory Option means an Option which, when granted, is not intended to be an “incentive stock option,” as defined in Section 422 of the Code, or that subsequently fails to comply with the requirements of Section 422 of the Code.

19.	Option means an option granted under the Plan.

20.	Participant means an Eligible Employee to whom one or more Incentive Options, Nonstatutory Options or Stock Awards are granted under the Plan, and a Key Non-Employee to whom one or more Nonstatutory Options or Stock Awards are granted under the Plan.

21.	Performance Goal means a goal or level of performance based upon achievement of financial or operational criterion of the Company established by the Committee for any Awards. The Performance Goals may be based upon one or more of the following performance criteria for the Company, or any one or more of its divisions, business units, Affiliates or lines of business, or any other performance criteria approved by the Committee: achievement of specific and measurable operational objectives in the areas of operating costs, accident records, and employee turnover; completion of one or more specifically designated tasks identified as being important to the strategy or success of the Company; working capital; earnings growth; revenues; expenses; stock price; net operating profit after taxes; market share; days sales outstanding; regulatory compliance; satisfactory internal or external audits; improvement of financial ratings; achievement of balance sheet, income statement or cash flow objectives; earnings per share; operating income; gross income; cash flow; gross profit; gross profit return on investment; gross margin return on investment; gross margin; operating margin; earnings before interest and taxes; earnings before interest, tax, depreciation and amortization; return on equity; return on assets; return on capital; return on invested capital; total shareholder return; economic value added; growth in the value of an investment in equity assuming the reinvestment of dividends; or reduction in operating expenses. For any Awards, the Performance Goals may be applied on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or industry benchmarks or relative to levels attained in prior years.

22.	Plan means this Amended and Restated Stock Incentive Plan, as amended from time to time.

23.	Preferred Stock means any of the Company’s Series A-1 Stock, Series A-2 Stock, Series A-3 Stock, Series A-4 Stock, or Series B Preferred Stock.

24.	Registration Rights Agreement means the Registration Rights Agreement dated October 3, 2011 among the Company, Onex Partners III LP, Onex Advisor III LLC, Onex Partners III GP LP, Onex Partners III PV LP, Onex Partners III Select LP, Onex US Principals LP, Onex American Holdings II LLC, BP EI LLC (collectively, the foregoing to be referred to herein as the “Onex Entities”) 1597257 Ontario, Inc., Onex Corporation and certain other parties, as same may be amended from time to time.

25.	Restricted Stock means Shares issued as a Stock Award subject to restrictions on transfer, repurchase or forfeiture rights and other provisions determined by the Committee and set forth in an Award Agreement.

26.	Restricted Stock Unit means a Stock Award that represents the right to receive one Share subject to satisfaction of the conditions determined by the Committee set forth in the applicable Award Agreement.

27.	Shareholders Agreement means the Shareholders Agreement dated October 3, 2011 among the Company, the Onex Entities and the other shareholders of the Company party thereto, as same may be amended from time to time.

28.	Shares means the following shares of the capital stock of the Company as to which Awards have been or may be granted under the Plan: authorized but unissued Common Stock or Class B-1 Common Stock or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Article IX of the Plan.

29.	Stock Awards are Shares issued or sold pursuant to Article VI.

30.	2011 Shareholders Agreement means the Shareholders Agreement dated October 3, 2011 between the Company and certain shareholders of the Company, as same may be amended from time to time.

II.	TYPES OF AWARDS; SHARES SUBJECT TO THE PLAN

Awards under the Plan may be in the form of Options granted pursuant to Article V or Stock Awards granted pursuant to Article VI.

The aggregate number of Shares as to which Awards may be granted from time to time shall be 251,000 Shares of Common Stock and 430,200 Shares of Class B-1 Common Stock (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article IX hereof); provided, however, that if the Company is or becomes a publicly held corporation, as such term is defined under Section 162(m) of the Code, the aggregate number of Shares as to which Options may be granted in any calendar year to any one Eligible Employee shall not exceed 340,600 (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article IX hereof). The aggregate number of Shares as to which Incentive Options may be granted from time to time shall be 251,000 Shares of Common Stock (subject to adjustment for stock splits, stock dividends and other adjustments described in Article IX hereof).

Shares subject to Awards that are forfeited, terminated, expire unexercised, repurchased by the Company, canceled by agreement of the Company and the Participant (whether for the purpose of repricing Options or otherwise), retained by the Company upon exercise of an Option by reason of a “net” or “cashless” exercise of such Option settled in cash in lieu of Common Stock or Class B-1 Common Stock, as applicable, retained by the Company in connection with the payment of taxes or in such manner that all or some of the Shares covered by Awards are not issued to a Participant (or, if issued to the

Participant, are returned to the Company by the Participant pursuant to a right of repurchase, a put right or right of first refusal exercised by the Company), shall immediately become available for Awards. In addition, if the exercise price of any Option or purchase price of any Stock Award is satisfied by tendering Shares to the Company (by actual delivery or attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for Awards.

Subject to the provisions of Article IX, the aggregate number of Shares as to which Incentive Options may be granted shall be subject to change only by means of an amendment of the Plan duly adopted by the Company and approved by the stockholders of the Company within one year before or after the date of the adoption of any such amendment.

III.	ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including by telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of the Plan. The Committee may authorize one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. If permitted by applicable law, and in accordance with any such law, the Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

Subject to the provisions of the Plan, the Committee is authorized to:

A.	interpret the provisions of the Plan or of any Award or Award Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

B.	determine which employees of the Company or of an Affiliate shall be designated as Eligible Employees and which of the Eligible Employees shall be granted Awards;

C.	determine the Key Non-Employees to whom Nonstatutory Options and Stock Awards shall be granted;

D.	determine whether any Option to be granted shall be an Incentive Option or Nonstatutory Option;

E.	determine the number of Shares for which an Option or Options shall be granted;

F.	provide for the acceleration of the right to exercise an Option (or portion thereof) or extend any exercise period;

G.	determine the number of Shares for which a Stock Award shall be granted;

H.	provide for the acceleration of any vesting (and release of Shares from any forfeiture or repurchase provisions) of any Stock Award; and

I.	specify the terms and conditions upon which Awards may be granted;

provided, however, that with respect to Incentive Options, all such interpretations, rules, determinations, terms, and conditions shall be made and prescribed in the context of preserving the tax status of the Incentive Options as “incentive stock options” within the meaning of Section 422 of the Code.

The Committee may delegate, if such delegation is permitted by law, to (i) a committee of the board of directors including as its sole member the President or any other senior officer of the Company or its Affiliates who is a member of the board of directors or (ii) the President or any other senior officer of the Company or its Affiliates who is a member of the board of directors its duties under the Plan pursuant to such conditions or limitations as the Committee may establish, except that only the Committee may select, and grant Awards to, Participants who are subject to Section 16 of the Exchange Act. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

The Committee in its discretion may condition entitlement to or the vesting of an Award in whole or in part on the attainment of one or more Performance Goals. The Committee shall establish any such Performance Goal at the time the Award is granted. The Committee shall have the authority, in its discretion, to make appropriate adjustments in Performance Goals under an Award to reflect the impact of extraordinary, unusual or nonrecurring items or events not reflected in such Performance Goals. For purposes of the Plan, such items or events may include, but not be limited to (i) acquisitions or dispositions of stock or assets, (ii) any changes in accounting standards or principles that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the Performance Goal is established, (iii) restructuring charges for the Company, (iv) items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business and (v) items of gain, loss or expense for the year related to discontinued operations.

IV.	ELIGIBILITY FOR PARTICIPATION

The Committee may, at any time and from time to time, grant one or more Awards to one or more Eligible Employees or Key Non-Employees and may designate the number of Shares to be subject to each Award so granted, provided, however, that (i) each Participant receiving an Incentive Option must be an Eligible Employee of the Company or of an Affiliate at the time an Incentive Option is granted; (ii) no Incentive Options shall be granted after the expiration of ten (10) years from the earlier of the date of the adoption of the Plan by the Company or the approval of the Plan by the stockholders of the Company; and (iii) the fair market value of the Shares (determined at the time the Option is granted) as to which Incentive Options are exercisable for the first time by any Eligible Employee during any single calendar year (under the Plan and under any other incentive option plan of the Company or an Affiliate) shall not exceed $100,000.

Notwithstanding the foregoing, if the Company is or becomes subject to Section 16 of the Exchange Act, then no individual who is a member of the Committee shall be eligible to receive an Award, unless the Board determines that the grant of the Award satisfies the then current Rule 16b-3 requirements under the Exchange Act. If the Company is not subject to Section 16 of the Exchange Act, then no individual who is a member of the Committee shall be eligible to receive an Award under the Plan unless the granting of such Award shall be approved by the Committee, with all of the members voting thereon being disinterested members. For the purpose of this Article IV, a “disinterested member” shall be any member who shall not then be, or at any time within the year prior thereto have been, granted an Award under the Plan or any other plan of the Company or an Affiliate, other than an Award granted under a formula plan established by the Company or an Affiliate.

Notwithstanding any of the foregoing provisions, (i) the Committee may authorize the grant of an Award to a person not then in the employ of or serving as a director, consultant, or independent contractor of the Company or of an Affiliate, conditioned upon such person becoming eligible to become a Participant at or prior to the execution of the Award Agreement evidencing the actual grant of such Award; and (ii) if the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, then the Committee may authorize the grant of an Award under the Plan to a person who resides in the State of California only if such grant meets the requirements of Section 25102(o) of the California Securities Law.

V.	TERMS AND CONDITIONS OF OPTIONS

Each Option shall be set forth in an Award Agreement, duly executed on behalf of the Company and by the Participant to whom such Option is granted. Except for the setting of the Option price under Paragraph A, no Option shall be granted and no purported grant of any Option shall be effective until such Award Agreement shall have been duly executed on behalf of the Company and by the Participant. Each such Award Agreement shall be subject to at least the following terms and conditions:

A.	OPTION PRICE

In the case of a Nonstatutory Option and in the case of an Incentive Option, and if, for such Incentive Option, the Participant owns directly or by reason of the applicable attribution rules ten percent (10%) or less of the total combined voting power of all classes of stock of the Company, the Option price per share of the

Shares covered by each such Nonstatutory Option or Incentive Option shall be not less than the Fair Market Value of the Shares on the date of the grant of the Option. In all other cases of Incentive Options, the Option price shall be not less than one hundred ten percent (110%) of the Fair Market Value on the date of grant.

B.	NUMBER OF SHARES

Each Option shall state the number of Shares to which it pertains.

C.	TERM OF OPTION

Each Incentive Option shall terminate not more than ten (10) years from the date of the grant thereof, or at such earlier time as the Award Agreement may provide, and shall be subject to earlier termination as herein provided, except that if the Option price is required under Paragraph A of this Article V to be at least one hundred ten percent (110%) of Fair Market Value, each such Incentive Option shall terminate not more than five (5) years from the date of the grant thereof, and shall be subject to earlier termination as herein provided.

D.	DATE OF EXERCISE

Upon the authorization of the grant of an Option, or at any time thereafter, the Committee may, subject to the provisions of Paragraph C of this Article V, prescribe the date or dates on which the Option becomes exercisable, and may provide that the Option rights become exercisable in installments over a period of years, upon a fixed date, upon the attainment of stated goals and/or upon the satisfaction of certain conditions or the occurrence of certain events. Unless the Committee may otherwise expressly provide (in the relevant Award Agreement or otherwise), or unless otherwise required by law (including, if applicable, the Uniformed Services Employment and Reemployment Rights Act or as may be necessary to comply with Section 409A of the Code), the date or dates on which the Option becomes exercisable shall be tolled during any unpaid leave of absence. It is expressly understood that Options hereunder shall, unless otherwise provided for in writing by the Committee, be granted in contemplation of, and earned by the Participant through the completion of, future employment or service with the Company.

E.	MEDIUM OF PAYMENT

The Option price shall be paid on the date of purchase specified in the notice of exercise, as set forth in Paragraph I. It shall be paid in such form (permitted by Section 422 of the Code in the case of Incentive Options) as the Committee shall, either by rules promulgated pursuant to the provisions of Article III of the Plan, or in the particular Award Agreement, provide.

F.	TERMINATION OF EMPLOYMENT

1.	Except as the Committee may otherwise expressly provide (in the relevant Award Agreement or otherwise), a Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate for any reason other than death, Disability or termination for cause, may exercise any Option granted to such Participant, to the extent that the right to purchase Shares thereunder has become exercisable by the date of such termination, but only within ninety (90) days (or such other period of time as the Committee may determine, with such determination in the case of an Incentive Option being made at the time of the grant of the Option and not exceeding three (3) months) after such date, or, if earlier, within the originally prescribed term of the Option, and subject to the conditions that (i) no Option shall be exercisable after the expiration of the term of the Option and (ii) unless the Committee may otherwise expressly provide (in the relevant Award Agreement or otherwise), no Option that has not become exercisable by the date of such termination shall at any time thereafter be or become exercisable. A Participant’s employment shall not be deemed terminated by reason of a transfer to another employer which is the Company or an Affiliate.

2.	Except as the Committee may otherwise expressly provide (in the relevant Award Agreement or otherwise), a Participant who ceases to be an employee or Key Non-Employee for cause shall, upon such termination, cease to have any right to exercise any Option. For purposes of the Plan, cause shall be defined to include (notwithstanding any different definition of “cause” in any employment or other agreement between the Participant and the Company or an Affiliate) (i) a Participant’s theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or of an Affiliate, a Participant’s perpetration or attempted perpetration of fraud, or a Participant’s participation in a fraud or attempted fraud, on the Company or an Affiliate or a Participant’s unauthorized appropriation of, or a Participant’s attempt to misappropriate, any tangible or intangible assets or property of the Company or an Affiliate; (ii) a Participant’s commission of a felony or any other crime in the course of or relating to such Participant’s employment or service to the Company or an Affiliate; or (iii) any violation of any restriction imposed by law or by the Company or an Affiliate on the disclosure or use of confidential information of the Company or an Affiliate, client, customer, prospect, or merger or acquisition target, or on competition with the Company or an Affiliate or any of its businesses as then conducted. The determination of the Board or the Committee as to the existence of cause shall be conclusive and binding upon the Participant and the Company.

3.

Except as the Committee may otherwise expressly provide (in the relevant Award Agreement or otherwise) (consistent with Section 422 of the Code, if applicable), a Participant who is absent from work with the Company or an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined at Paragraph B(7) of Article I hereof), or who is on leave of absence for any purpose permitted by the Company or by any authoritative interpretation (i.e., regulation, ruling, case law, etc.) of Section 422 of the Code, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated his or her employment or relationship with the Company or with an Affiliate. For purposes of Incentive Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract (or the Committee approves such longer leave of absence, in which event the Incentive Option held by the Participant shall be treated for tax purposes as a Nonstatutory Option on the date that is six (6) months following the first day of such leave).

G.	TOTAL AND PERMANENT DISABILITY

A Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant to the extent that the right to purchase Shares thereunder has become exercisable on or before the date such Participant becomes Disabled as determined by the Committee.

Except as the Committee may otherwise expressly provide (in the relevant Award Agreement or otherwise), a Disabled Participant, or his estate or personal representative, shall exercise such rights, if at all, only within a period of not more than twelve (12) months after the date that the Participant became Disabled as determined by the Committee (notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled) or, if earlier, within the originally prescribed term of the Option.

H.	DEATH

Except as the Committee may otherwise expressly provide (in the relevant Award Agreement or otherwise), in the event that a Participant to whom an Option has been granted ceases to be an employee or Key Non-Employee of the Company or of an Affiliate by reason of such Participant’s death, such Option, to the extent that the right is exercisable but not exercised on the date of death, may be exercised by the Participant’s estate or personal representative within twelve (12) months after the date of death of such Participant or, if earlier, within the originally prescribed term of the Option, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant were alive and had continued to be an employee or Key Non-Employee of the Company or of an Affiliate.

I.	EXERCISE OF OPTION AND ISSUE OF STOCK

Options shall be exercised by giving written notice to the Company. Such written notice shall: (l) be signed by the person exercising the Option, (2) state the number of Shares with respect to which the Option is being exercised, (3) contain the warranty required by Article VII(C), (4) otherwise comply with the terms and conditions of the Plan and (5) be in the form required by the Company and contain other information and representations required by the Company. Exercises shall take place at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option. No Option Shares shall be issued until full payment for the Option Shares has been made, including all amounts owed for tax withholding. Upon compliance with the terms and conditions of the Plan, the Company shall accept payment for the Option Shares and the amount necessary to satisfy applicable federal, state and local tax withholding and shall deliver to the Participant as soon as practicable thereafter an appropriate certificate or certificates for Shares as to which the Option was exercised. The Company shall accept payment for the Option Shares, and shall deliver to the person or persons exercising the Option in exchange therefor an appropriate certificate or certificates for fully paid non-assessable Shares.

J.	ASSIGNABILITY AND TRANSFERABILITY OF OPTION

Except to the extent otherwise expressly provided in the Award Agreement, unless otherwise permitted by the Code, by Rule 16b-3 of the Exchange Act and by the exemption set forth under Section 12(g) of the Exchange Act (Release No. 34-56887), if applicable, and approved in advance by the Committee, an Option granted to a Participant shall not be transferable by the Participant and shall be exercisable, during the Participant’s lifetime, only by such Participant or, in the event of the Participant’s incapacity, his guardian or legal representative. Except as otherwise permitted herein or as otherwise expressly provided in the Award Agreement, such Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Paragraph K, or the levy of any attachment or similar process upon an Option or such rights, shall be null and void.

K.	OTHER PROVISIONS

The Award Agreement for an Incentive Option shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that such Option qualifies as an “incentive stock option” within the meaning of Section 422 of the Code. Further, the Award Agreements authorized under the Plan shall be subject to such other terms and conditions including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable and which, in the case of Incentive Options, are not inconsistent with the requirements of Section 422 of the Code.

VI.	STOCK AWARDS

Stock Awards, including Restricted Stock and Restricted Stock Units, may be issued under the Plan for any consideration, including promissory notes and services, determined by the Committee and in accordance with applicable law regarding the issuance of capital stock, if applicable. Stock Awards shall be subject to the terms, conditions and restrictions determined by the Committee and set forth in an Award Agreement. The terms, conditions and restrictions may include (but shall not be limited to) provisions regarding restrictions on transfer of the Shares, rights of the Company to repurchase Shares, forfeiture of Shares to the Company and deferral of the date for receipt of Shares. Except to the extent otherwise expressly provided in Award Agreements, Stock Awards shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) at any time prior to the vesting of the Awards and shall not be subject to execution, attachment, or similar process at any time prior to the vesting of the Awards. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Award contrary to the provisions of this Article, or the levy of any attachment or similar process upon a Stock Award or rights therein, shall be null and void.

VII.	CONDITIONS TO RECEIVING SHARES

A.	JOINDER AGREEMENTS

Notwithstanding anything to the contrary contained herein, no Participant shall be entitled to receive any Shares under a Stock Award or exercise an Option, and no Shares shall be issued to a Participant under the Plan, unless the Participant becomes a signatory to the Shareholders Agreement, the 2011 Shareholders Agreement and the Registration Rights Agreement by executing joinder agreements thereto whereby the Participant shall be deemed to have adopted and to have agreed to be bound by all of the provisions of such agreements. The certificates evidencing the Shares issued under the Plan shall be endorsed with any legends contemplated by such agreements.

B.	IPO

If the Company effects an IPO (as defined in the Registration Rights Agreement), then during the two-year period following the IPO, no Participant may sell or otherwise transfer for value Shares issued under the Plan (or Shares issued upon conversion of Shares issued under the Plan) in an amount that exceeds on a cumulative basis, from and including the IPO (x) the greater of one-third or the Onex Percentage of such Participant’s Total Plan Shares, for sales or other transfers for value made during the first such year and (y) the greater of two-thirds or the Onex Percentage of such Participant’s Total Plan Shares, for sales or other transfers for value made during the second of such years. As used in the preceding sentence, “Onex Percentage” means the percentage of the total number of shares of Common Stock held by Onex Partners III LP and its affiliates at the time of the IPO (including shares of Common Stock issuable upon conversion of shares of Preferred Stock so held at the time of the IPO) sold by Onex Partners III LP and its affiliates from and including the time of the IPO through the date on which the determination is being made and “Total Plan Shares” means the sum of the number of Shares of Common Stock issued to the Participant under the Plan (on an as-converted basis) and the total number of Shares of Common Stock issuable under Awards granted to the Participant under the Plan (on an as-converted basis), in each case determined as of the date of the IPO. Nothing in the second preceding sentence shall (i) apply to a sale or other transfer for value made as a result of the exercise by Onex Partners III LP of its rights under Section 1 of the Shareholders Agreement or (ii) authorize the Participant to make any sale or other transfer for value that would be prohibited by the Shareholders Agreement or any other agreement to which such Participant is a party.

C.	PURCHASE FOR INVESTMENT

Unless the Shares to be issued under an Award have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue the Shares unless and until the following conditions have been fulfilled. In accordance with the direction of the Committee, the persons who acquire Shares under Awards shall warrant to the Company that, such persons are acquiring their Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and shall make such other representations, warranties, acknowledgments and/or affirmations, if any, as the Committee may require. In such event, the persons acquiring such Shares shall be bound by the provisions of the following legend (or similar legend) which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise.

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD (WITHIN THE MEANING OF SUCH ACT) IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT OR AN EXEMPTION THEREFROM. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CERTAIN RESTRICTIONS ON THE VOTING OF SUCH SECURITIES CONTAINED IN THE SHAREHOLDERS AGREEMENT AND THE 2011 SHAREHOLDERS AGREEMENT, EACH DATED AS OF OCTOBER 3, 2011, INCLUDING AMENDMENTS THERETO, AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S STOCKHOLDERS. COPIES OF SUCH SHAREHOLDERS AGREEMENTS WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.”

Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining any consent that the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

VIII.	RIGHTS AS A STOCKHOLDER

No Participant to whom an Award has been granted shall have rights as a stockholder with respect to any Shares subject to such Award by such Option except as to such Shares as have been issued to or registered in the Company’s stock ledger in the name of such Participant and tender of the full exercise or purchase price (if any), and to the extent that the Participant shall have executed and delivered to the Company joinder agreements to the Shareholders Agreement, the 2011 Shareholders Agreement and the Registration Rights Agreement whereby the Participant shall be deemed to have adopted and to have agreed to be bound by all of the provisions of such agreements.

IX.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; SALE OF COMPANY

If the outstanding Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another entity by reason of any reorganization, merger, or consolidation, or if a change is made to the Common Stock or Class B-1 Common Stock of the Company by reason of any recapitalization, reclassification, change in par value, stock split, reverse stock split, combination of shares or dividend payable in capital stock, or the like, the Company shall (i) make adjustments to the number and kind of Shares reserved for the Plan and other Share amounts in the Plan as it may deem appropriate under the circumstances, (ii) make adjustments to outstanding Awards (including, by way of example and not by way of limitation, the grant of substitute Awards under the Plan or under the plan of such other corporation) as it may determine to be appropriate under the circumstances, (iii) make appropriate adjustments in the number and kind of shares and in the option price per share subject to outstanding Options under the Plan or under the plan of such successor corporation and (iv) make adjustments to Stock Awards under the Plan as it may determine to be appropriate under the circumstances, including the number and kind of shares subject to the Stock Awards and the number and kind of shares subject to any repurchase or forfeiture rights of the Company or any other company to acquire shares subject to the Stock Awards and any repurchase price per share of such shares. No such adjustment shall be made which shall, within the meaning of Sections 424 and 409A of the Code, as applicable, constitute such a modification, extension, or renewal of an option as to cause the adjustment to be considered as the grant of a new option.

Notwithstanding anything herein to the contrary, the Company may, in its sole discretion, accelerate the timing of the exercise provisions of any Option, accelerate the vesting of any Stock Award and release any Stock Award from any repurchase option or forfeiture provisions in the event of (i) the adoption of a plan of merger or consolidation under which a majority of the Shares of the Company would be eliminated, or (ii) a sale of all or any portion of the Company’s assets or capital stock. Alternatively, the Company may, in its sole discretion and without the consent of the Participants, provide for one or more of the following: (i) the assumption of the Plan and outstanding Awards by the surviving corporation or its parent; (ii) the substitution by the surviving corporation or its parent of Awards with substantially the same terms for such outstanding Awards; (iii) immediate exercisability of any outstanding Options (vested or unvested) followed by cancellation of such Options; and (iv) settlement of the intrinsic value of the outstanding Awards (vested or unvested and whether or not then exercisable) in cash or cash equivalents or equity followed by the cancellation of all such Awards. The foregoing notwithstanding, any Awards granted hereunder which are subject to Section 409A of the Code shall only be accelerated or otherwise adjusted in a manner that is intended to comply with Section 409A of the Code.

Upon a business combination by the Company or any of its Affiliates with any corporation or other entity through the adoption of a plan of merger or consolidation or a share exchange or through the purchase of all or substantially all of the capital stock or assets of such other corporation or entity, the Board or the Committee may, in its sole discretion, grant Awards pursuant hereto to all or any persons who, on the effective date of such transaction, hold outstanding options to purchase securities of such other corporation or entity and who, on and after the effective date of such transaction, will become employees or directors of, or consultants to, the Company or its Affiliates. The number of Shares subject to such substitute Awards shall be determined in accordance with the terms of the transaction by which the business combination is effected. Notwithstanding the other provisions of the Plan, the other terms of such substitute Awards shall be substantially the same as or economically equivalent to the terms of the options for which such Awards are substituted, all as determined by the Board or by the Committee, as the case may be. Upon the grant of substitute Awards pursuant hereto, the Awards of such other corporation or entity for which such Awards are substituted shall be canceled immediately.

X.	DISSOLUTION OR LIQUIDATION OF THE COMPANY

Immediately prior to any dissolution or liquidation of the Company other than in connection with a transaction to which the preceding Article IX is applicable, all Stock Awards shall become vested and released from all forfeiture and repurchase provisions. Upon the dissolution or liquidation of the Company other than in connection with a transaction to which the preceding Article IX is applicable, all Options granted hereunder shall terminate and become null and void; provided, however, that if the rights of a Participant under the applicable Options have not otherwise terminated and expired, the Participant shall have the right immediately prior to such dissolution or liquidation to exercise any Option granted hereunder to the extent that the right to purchase Shares thereunder has become exercisable as of the date immediately prior to such dissolution or liquidation.

XI.	TERMINATION OF THE PLAN

The Plan shall terminate (10) years from the later of the date of its original adoption or the date of its original approval by the stockholders of the Company; provided, however, that any amendment to the Plan that is considered for purposes of the incentive stock option provisions of the Code to be the adoption of a new plan requiring stockholder approval shall extend the termination date to (10) years from the later of the date of the amendment or the date of approval of the amendment by stockholders of the Company. The Plan may be terminated at an earlier date by vote of the stockholders or the Board; provided, however, that any such earlier termination shall not affect any Awards granted or Award Agreements executed prior to the effective date of such termination. Except as may otherwise be provided for under Articles IX and X, and notwithstanding the termination of the Plan, any Options granted prior to the effective date of the Plan’s termination may be exercised until the earlier of (i) the date set forth in the Award Agreement, or (ii) in the case of Incentive Options, ten (10) years from the date the Option is granted, and the provisions of the Plan with respect to the full and final authority of the Committee under the Plan shall continue to control until such time.

XII.	AMENDMENT OF THE PLAN

The Plan may be amended by the Board and such amendment shall become effective upon adoption by the Board; provided, however, that any amendment shall be subject to the approval of the stockholders of the Company at or before the next annual meeting of the stockholders of the Company if such stockholder approval is required by the Code, any federal or state law or regulation, the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, or if the Board, in its discretion, determines to submit such changes to the Plan to its stockholders for approval.

XIII.	EMPLOYMENT RELATIONSHIP

Nothing herein contained shall be deemed to prevent the Company or an Affiliate from terminating the employment or services of a Participant, nor to prevent a Participant from terminating the Participant’s employment with or services to the Company or an Affiliate, unless otherwise limited by an agreement between the Company (or an Affiliate) and the Participant.

XIV.	INDEMNIFICATION OF COMMITTEE

In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the

Company against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken by them as members of the Committee and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the Committee member is liable for gross negligence or willful misconduct in the performance of his or her duties. To receive such indemnification, a Committee member must first offer in writing to the Company the opportunity, at its own expense, to defend any such action, suit or proceeding.

XV.	MITIGATION OF EXCISE TAX

Unless otherwise provided for in an Award Agreement or in any other agreement between the Company (or an Affiliate) and the Participant, if any payment or right accruing to a Participant under the Plan (without the application of this Article XV), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate would constitute a “parachute payment” (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code if the effect of that reduction is to increase the net after-tax proceeds received by that Participant. The determination of whether any reduction in the rights or payments under the Plan is to apply shall be made by the Company. The Participant shall cooperate in good faith with the Company in making such determination and providing any necessary information for this purpose.

XVI.	SAVINGS CLAUSE

The Plan is intended to comply in all respects with applicable law and regulations, including, (i) with respect to those Participants who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 of the Securities and Exchange Commission, if applicable, (ii) Section 402 of the Sarbanes-Oxley Act, (iii) Code Section 409A, and (iv) with respect to executive officers, Code Section 162(m). In case any one or more provisions (or part or parts thereof) of the Plan shall be held invalid, illegal, or unenforceable in any respect under applicable law or regulation (including Rule 16b-3 and Code Section 162(m) and Code Section 409A), the validity, legality, and enforceability of the remaining provisions (or parts thereof) shall not in any way be affected or impaired thereby and the invalid, illegal, or unenforceable provision (or part or parts thereof) shall be deemed null and void; however, to the extent permitted by law, any provision (or parts thereof) that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit the Plan to be construed in compliance with all applicable law and regulations (including Rule 16b-3 and Code Section 162(m) and Code Section 409A) so as to foster the intent of the Plan. Notwithstanding anything herein to the contrary, with respect to Participants who are officers and directors for purposes of Section 16 of the

Exchange Act, no grant of an Award shall permit unrestricted ownership of Shares by the Participant for at least six (6) months from the date of the grant of such Option, unless the Board determines that the grant of such Option to purchase Shares otherwise satisfies the then current Rule 16b-3 requirements.

XVII.	WITHHOLDING

Except as otherwise provided by the Committee,

A.	the Company shall have the power and right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the minimum federal, state, and local taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan; and

B.	in the case of any taxable event hereunder, a Participant may elect, subject to the approval in advance by the Committee, to satisfy the withholding requirement, if any, in whole or in part, by having the Company withhold Shares of Common Stock or Class B-1 Common Stock, as applicable, that would otherwise be transferred to the Participant having a Fair Market Value, on the date the tax is to be determined, equal to the minimum marginal tax that could be imposed on the transaction. All elections shall be made in writing and signed by the Participant.

XVIII.	EFFECTIVE DATE

The Plan shall become effective upon adoption by the Board, provided that the adoption of the Plan shall be subject to the approval of the stockholders of the Company if such stockholder approval is required by the Code, any federal or state law or regulations, the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, or if the Board, in its discretion, desires to submit the Plan to its stockholders for approval.

XVI.	REQUIRED FINANCIAL AND OTHER INFORMATION

To the extent the Committee determines that there are five hundred (500) or more Participants in the Plan and all similar plans, and that it desires to comply with the exemption set forth under Section 12(g) of the Exchange Act (Release No. 34-56887), the Committee shall provide each Participant every six (6) months with the risk and financial information so required thereunder, and in the manner so required, in order to comply with such exemption.

XVII.	FOREIGN JURISDICTIONS

To the extent the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States of America, the Committee in its discretion may modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States of America.

XVIII.	GOVERNING LAW

The Plan shall be governed by the laws of the State of Delaware and construed in accordance therewith.

Stock Option Plan originally adopted on December 19, 2011.

Amended and Restated Stock Option Plan adopted by the Board of Directors on April 1, 2014 and approved by the Shareholders on April 23, 2014.

Amended and Restated Stock Incentive Plan adopted by the Board of Directors on July 28, 2014.

Amended and Restated Stock Incentive Plan approved by the Board of Directors on May 6, 2016.

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